Exhibit 24.2

Power of attorney

Each person whose signature appears below hereby constitutes and appoints James L. Francis, Douglas W. Vicari and Graham J. Wootten, and each of them acting singly, as his attorney-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitutes may do or cause to be done by virtue hereof.

Signatures	Title	Date

/s/ Thomas D. Eckert Thomas D. Eckert	Trustee	September 20, 2010